UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 14, 2010

LivePerson, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30141	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

462 Seventh Avenue
New York, New York 10018
(Address of principal executive
offices, with zip code)

(212) 609-4200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On May 14, 2010, the Board of Directors of LivePerson, Inc. (“LivePerson”) authorized a stock repurchase program to give the company the ability to repurchase shares of its common stock at times and prices considered appropriate by the Board of Directors or a committee thereof.  The stock repurchase program authorizes the Company, depending upon prevailing market conditions and other corporate considerations, to purchase up to an aggregate purchase price of $10.0 million, in the open market or privately negotiated transactions. The stock repurchase program is subject to business and market conditions, and may be suspended or discontinued at any time by the Board of Directors of LivePerson. The stock repurchase program is scheduled to expire at the end of the second quarter of 2012.  The stock repurchase program will be funded using LivePerson’s available cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC. (Registrant)

Date: June 2, 2010

	By:	/s/ Timothy E. Bixby
Timothy E. Bixby President and Chief Financial Officer